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                                                                 EXHIBIT 3.16(i)


                          CERTIFICATE OF INCORPORATION
                                       OF
                     WOODWARD-CLYDE FEDERAL SERVICES, INC.


          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the laws of the State of Delaware, hereby certifies that:

          FIRST: The name of the corporation is "WOODWARD-CLYDE FEDERAL SERVICES, INC."

          SECOND: Its registered office in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: This corporation is authorized to issue one class of capital stock to be designated Common Stock. The authorized aggregate number of shares is Two Thousand Five Hundred (2,500) shares. The par value of each such shares is One Dollar ($1.00).

          FIFTH: The capital stock, after the amount of the subscription price or par value has been paid, shall not be subject to assessment to pay the debts of the corporation.

          SIXTH:

          1.  The name and post office address of the Incorporator is:


                               Richard A. Saffir
                               P.O. Box 7358
                               San Francisco, California  94120


          2. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:



              (a)  Douglas C. Moorhouse
                   600 Montgomery Street, 30th Floor
                   San Francisco, California  94111



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              (b)  Robert K. Wilson
                   600 Montgomery Street, 30th Floor
                   San Francisco, California  94111

              (c)  Jean-Yvas Perez
                   600 Montgomery Street, 30th Floor
                   San Francisco, California  94111

              (d)  Doane F. Kiechel, Jr.
                   600 Montgomery Street, 30th Floor
                   San Francisco, California  94111

              (e)  Phil R. Cobb
                   600 Montgomery Street, 30th Floor
                   San Francisco, California  94111

          SEVENTH:  The corporation shall have perpetual existence.

          EIGHTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate or incorporation are granted subject to the provisions of this Article EIGHTH.

          NINTH: In futherance and not in limitation of the powers conferred by statue, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

          TENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate, declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand.


Dated: August 8, 1988

                                                  By: /s/ RICHARD A. SAFFIR
                                                  ------------------------------
                                                  Richard A. Saffir


                                       2


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     WOODWARD-CLYDE FEDERAL SERVICES, INC.

                                   ----------

Woodward-Clyde Federal Services, Inc., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY;

         FIRST, That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

         RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

         FIRST: The name of this corporation shall be:

              URS GREINER WOODWARD-CLYDE FEDERAL SERVICES, INC.
         effective November 1, 1998.

         SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the general Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, SAID CORPORATION HAS caused this Certificate to be signed by Jean-Yves Perez, its Vice President, and attested by Michael Donnelly, its Assistant Secretary, this 20th day of July A.D. 1998.



                                        /s/ JEAN-YVES PEREZ
                                        ---------------------------------------
                                        Jean-Yves Perez, Vice President


                                        /s/ MICHAEL DONNELLY
                                        ---------------------------------------
                          Attested by:  Michael Donnelly, Asst. Secretary
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
               URS GREINER WOODWARD-CLYDE FEDERAL SERVICES, INC.
                                     * * *

URS Greiner Woodward-Clyde Federal Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


     FIRST: That the Board of Directors of said corporation, by unanimous written consent, adopted the following resolution;

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

         "FIRST: The name of the corporation shall be URS GROUP, INC."

     SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Gary V. Jandegian, its President this 7th day of January, 2000.

                                        /s/ Gary V. Jandegian
                                        -----------------------------------
                                          Gary V. Jandegian, President